UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2026

CLENE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah		84121
(Address of principal executive offices)		(Zip Code)
(801) 676-9695
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CLNN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2026, Clene Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain existing stockholders, including certain of the Company’s directors and officers (the “Purchasers”), pursuant to which the Company agreed to issue and sell an aggregate of 1,219,513 shares of the Company’s common stock, par value $0.0001 per share (“common stock”), at an offering price of $3.28 per share. The offering is being made without a placement agent, underwriter, broker or dealer and the Company is not paying underwriting discounts or commissions. The aggregate gross proceeds from the offering will be approximately $4.0 million, and the Company will incur an insignificant amount of offering expenses. The closing of the offering is expected to occur on September 17, 2026.

The Company expects to use the net proceeds from the offering, together with its existing cash, for expenses primarily related to general corporate purposes, including to fund the effort supporting the continued regulatory dialogue and preparation of regulatory filings and a new drug application for the Company’s lead drug candidate, CNM-Au8, including expanded access protocols, potential future commercialization efforts and manufacturing expansion.

The Securities Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company to the Purchasers, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing descriptions of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Securities Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offering was made pursuant to the Company’s registration statement on Form S-3 (file number 333-286058) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2025 and declared effective on April 25, 2025, and the Company’s prospectus supplement relating to the offering which was filed with the SEC on September 16, 2026, that forms part of the Registration Statement.

A copy of the legal opinion of Dorsey & Whitney LLP relating to the validity of the shares in connection with the offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01 Other Events.

On September 15, 2026, the Company issued a press release announcing the offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
5.1	Opinion of Dorsey & Whitney LLP.
10.1	Form of Securities Purchase Agreement.
23.1	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1).
99.1	Press release, dated September 15, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLENE INC.

Date: September 16, 2026	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer

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